EXHIBIT 1 - JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of White Cloud Exploration, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 8th day of January, 1998.


                                            SANDS BROTHERS & CO., LTD.



                                            BY:  /s/ Martin S. Sands
                                                 ----------------------------
                                                 Martin S. Sands, President
                                                 and Co-Chairman


                                                 /s/ Steven B. Sands
                                                 ----------------------------
                                                 Steven B. Sands


                                                 /s/ Martin S. Sands
                                                 ----------------------------
                                                 Martin S. Sands


                                      -13-